Exhibit 10.1

General Electric Capital Corporation 299 Park Avenue New York, NY 10171	Bank of America, N.A. 300 Galleria Parkway Suite 800 Atlanta, GA 30339	Barclays Bank PLC 745 Seventh Avenue New York, NY 10019

JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road, Ops 2/3 Newark, DE 19713	Wells Fargo Bank, N.A. 2450 Colorado Ave., Suite # 3000W Santa Monica, CA 90404	Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010-3629

Citigroup Global Markets Inc. 388 Greenwich Street, 17th Floor New York, NY 10013	Deutsche Bank Trust Company Americas 60 Wall Street New York, NY 10005	UBS Loan Finance LLC 677 Washington Blvd. Stamford, CT 06901

Goldman Sachs Bank USA 200 West Street New York, NY 10282	PNC Bank, National Association 4720 Piedmont Row Drive, Suite 300 Charlotte, NC 28210	SunTrust Bank 303 Peachtree Street, 23rd Floor Atlanta GA 30308

CONFIDENTIAL

May 30, 2013

HD Supply, Inc.

3100 Cumberland Blvd., Suite 1480

Atlanta, Georgia 30339

Backstop Commitment Letter

Ladies and Gentlemen:

You have advised each of General Electric Capital Corporation (“GE Capital”), Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Citigroup Global Markets Inc., on behalf of itself and Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and any of their affiliates as may be appropriate to consummate the transactions contemplated herein, Deutsche Bank Trust Company Americas, UBS Loan Finance LLC, Goldman Sachs Bank USA,  PNC Bank, National Association and SunTrust Bank (each severally, a “Committed Lender”, and collectively, the “Committed Lenders”, “we” or “us”) that HD Supply, Inc. (the “Company” or “you”) desires to (i) enter into an amendment to that certain existing ABL Credit Agreement, dated as of April 12, 2012 (the “ABL Facility”), among the Company, the other Borrowers party thereto, the Lenders party thereto, GE Capital, as Administrative Agent and U.S. ABL Collateral Agent, and GE Canada Finance Holding Company, as Canadian Agent and Canadian Collateral Agent, substantially in the form of Exhibit A attached hereto, with such changes thereto as are mutually acceptable to you and each of us (the “Amendment”) and (ii) in connection therewith, obtain

Backstop Commitments (as defined herein) from the Committed Lenders.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the ABL Facility.

In connection with the foregoing, each Committed Lender is pleased to advise you of its commitment to provide a commitment (each a “Backstop Commitment”) in the amount set forth on Annex I hereto for such Committed Lender, subject only to the conditions set forth in the next paragraph.   In the event that you are unable to obtain the approval of Lenders holding 100% of the Commitments under the ABL Facility (i.e., $1,500,000,000) to the Amendment (the difference between $1,500,000,000 and the aggregate amount of Commitments approving the Amendment being referred to herein as the “Shortfall Amount”), each Committed Lender with a Backstop Commitment that is in excess of the aggregate amount of the Commitments that such Lender and/or its Affiliates under the ABL Facility shall have agreed to vote in favor of the Amendment (the excess of any such Committed Lender’s Backstop Commitment over its aggregate Commitments being referred to herein as the “Available Backstop Amount”) shall increase its aggregate Commitments under the ABL Facility by an amount equal to its Pro Rata Share (as defined herein) of the Shortfall Amount and shall vote all of such increased aggregate Commitments in favor of the Amendment.  For purposes of this letter agreement (this “Commitment Letter”), “Pro Rata Share” shall mean, for any Committed Lender with an Available Backstop Amount, the quotient, expressed as a percentage, of such Committed Lender’s Available Backstop Amount, divided by the Available Backstop Amounts of all Committed Lenders.  All such increases of the Commitments of any Committed Lender with an Available Backstop Amount shall be effectuated by means of an assignment of Commitments in accordance with the provisions of Section 11.6(g) of the ABL Facility, without the need for any documentation to effectuate such assignments other than as provided in the Amendment and each Committed Lender hereby waives the three-Business Day advance notice required pursuant to Section 11.6(g).  For the avoidance of doubt, any Committed Lender with a Backstop Commitment that is less than or equal to the aggregate amount of the Commitments that such Lender and/or its Affiliates under the ABL Facility shall hold and vote in favor of the Amendment shall not be required to increase its Commitments pursuant to the immediately preceding sentence.

The respective commitments and other undertakings of the Committed Lenders under this Commitment Letter are several and not joint.  The several commitments of each Committed Lender hereunder are subject solely to the consummation of the pending initial public offering of HD Supply Holdings, Inc.

You agree (a) to indemnify and hold harmless each of the Committed Lenders (in their capacity as such) and their respective affiliates and the respective officers, directors, employees, agents, members and successors and assigns of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of, resulting from or in connection with this Commitment Letter or the Amendment, including, without limitation, any claim, litigation, investigation or proceeding (including any inquiry or investigation) (any of the foregoing, a “Proceeding”), which Proceeding arises out of or in connection with this Commitment Letter or the Amendment, regardless of whether such Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other third person, and to reimburse each such Indemnified Person upon demand for any reasonable and documented out-of-pocket legal expenses of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for all Indemnified Person similarly situated) and other reasonable and documented out-of-pocket fees and expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (x) to the extent they have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s Related Persons (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) arising out of any material breach by such Indemnified Person or any of such Indemnified Person’s Related Person of this Commitment Letter or the ABL Facility (as determined by a court of competent jurisdiction in a final non-appealable decision) or (z) arising out of, or in connection with, any Proceeding that does not involve an act or omission by you and that is brought by any Indemnified Person against any other Indemnified Person other than any Proceeding against the relevant Indemnified Person in its capacity, or in fulfilling its role, as an agent or arranger or similar role under the ABL Facility, and (b) to reimburse GE Capital and each of GE Capital’s Related Persons from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of GE Capital’s syndication expenses, travel expenses and reasonable fees, disbursements and other charges of Winston & Strawn LLP and Blake, Cassels & Graydon LLP, as U.S. and Canadian counsel to GE Capital, except allocated costs of in-house counsel), in each case incurred by GE Capital in connection with the preparation of this Commitment Letter and the Amendment (collectively, the “Expenses”).  Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), except to the extent such damages have resulted from the willful misconduct or gross negligence of such Indemnified Person or any Related Person of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), and (ii) neither you nor any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with your or its activities related to the Amendment or this Commitment Letter; provided that nothing contained in this clause (ii) shall limit your indemnity or reimbursement obligations to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.  For purposes hereof, a “Related Person” of an Indemnified Person means, if the Indemnified Person is a Committed Lender or any of its affiliates, or any of their respective officers, directors, employees, agents, members and successors and assigns, any of such Committed Lender and its affiliates and their respective officers, directors, employees, agents, members and successors and assigns.

You acknowledge that the Committed Lenders and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise.  Neither any Committed Lender nor any of their respective affiliates will use confidential information obtained from or on behalf of you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them of services for other persons, and neither any Committed Lender nor any of their respective affiliates will furnish any such information to other persons.  You also acknowledge that neither any Committed Lender nor any of their respective affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, some or all of the Committed Lenders, together with their respective affiliates, are full service securities firms engaged, either directly or through their respective affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, the Committed Lenders and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company and other companies that may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities.  The Committed Lenders and their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities, loans or other instruments of the Company or other companies that may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

The Committed Lenders and their respective affiliates may have economic interests that conflict with those of the Company.  You agree that each Committed Lender will act under this Commitment Letter as independent contractor and that nothing in this Commitment Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Committed Lender and you and your stockholders or your and their respective affiliates with respect to the transactions contemplated by this Commitment Letter.  You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto.  You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter are arm’s-length commercial transactions between the Committed Lenders and the Company, (ii) in connection therewith and with the process leading to such transactions each Committed Lender is acting solely as a principal and not as agent or fiduciary of the Company and your management, stockholders, creditors or any other person, (iii) no Committed Lender has assumed an advisory or fiduciary responsibility or any other obligation in favor of you with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Committed Lender or any of its respective affiliates have advised or are currently advising you on other matters) except the obligations expressly set forth in this Commitment Letter and (iv) you have consulted your own legal and financial advisors to the extent you deemed appropriate.  Please note that the Committed Lenders and their respective affiliates do not provide tax, accounting or legal advice.  You hereby waive and release any claims that you may have against the Committed Lenders (in their capacity as such) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated by this Commitment Letter.

This Commitment Letter and the commitments hereunder shall not be assignable by you without the prior written consent of the Committed Lenders (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and the Indemnified Persons), is not intended to confer any benefits upon, or create any

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rights in favor of, any person other than the parties hereto (and the Indemnified Persons) and is not intended to create a fiduciary relationship among the parties hereto.  Any and all obligations of each Committed Lender hereunder may be performed and any and all rights of each Committed Lender hereunder may be exercised by or through any of its affiliates or branches; provided that with respect to the commitments, any assignments thereof to an affiliate or branch will not relieve such Committed Lender from any of its obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the affected Committed Lender and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart hereof.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein.

THIS COMMITMENT LETTER AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter and the Fee Letter, or the transactions contemplated hereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan.

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This Commitment Letter is delivered to you on the understanding that this Commitment Letter and its terms or substance shall not be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to Bain Capital, LLC, Carlyle Investment Management, LLC and Clayton, Dubilier & Rice, LLC, and your and their respective officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) if the Committed Lenders consent in writing to such proposed disclosure (such consent not to be unreasonably withheld) or (c) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case, you agree, to the extent practicable and not prohibited by law, to notify us of the proposed disclosure in advance of such disclosure and if you are unable to notify us in advance of such disclosure, such notice shall be delivered to us promptly thereafter to the extent permitted by law); provided that (i) you may disclose the Commitment Letter and its contents in any public filing relating to the Amendment and the pending initial public offering of common stock of HD Supply Holdings, Inc. or and in any filing relating to any of the foregoing in a manner to be mutually agreed upon, and (ii) you may disclose the total fees to be paid pursuant to this Commitment Letter as part of a generic disclosure of aggregate sources and uses related to fee amounts to the extent customary or required in marketing materials, any proxy or other public filing or any prospectus or other offering memorandum relating to the transactions described herein.

The Committed Lenders and their respective affiliates will use all confidential information provided to them or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Committed Lender from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Committed Lender, to the extent permitted by applicable law, agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof), (b) upon the request or demand of any regulatory authority purporting to have jurisdiction over such Committed Lender or any of its affiliates (in which case such Committed Lender, to the extent practicable and not prohibited by law, agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof and if such Committed Lender is unable to notify you in advance of such disclosure, such notice shall be delivered to you promptly thereafter to the extent permitted by law), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Committed Lender or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing to the Company or any of its subsidiaries (including those set forth in this paragraph), (d) to the extent that such information is received by such Committed Lender from a third party that is not to such Committed Lender’s knowledge subject to confidentiality obligations owing to the Company or any of its subsidiaries, (e) to the extent that such information is independently developed by such Committed Lender, (f) to such Committed Lender’s affiliates and such Committed Lender’s and such affiliates’ respective officers, directors, employees, attorneys, accountants and advisors who need to know such information in connection with the transactions described herein and are informed of the confidential nature of such information and who agree to be bound by the terms of this paragraph

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(or language substantially similar to this paragraph), or (g) for purposes of establishing a “due diligence defense”.  Each Committed Lender’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the ABL Facility upon the effectiveness of the Amendment, if and to the extent such Committed Lender is a party thereto, and shall in any event terminate upon the second anniversary of the date hereof.

The reimbursement provisions (if applicable in accordance with the terms hereof), and indemnification, confidentiality (except to the extent set forth herein), jurisdiction, governing law, absence of fiduciary relationship and waiver of jury trial provisions contained herein shall remain in full force and effect regardless of whether the Amendment shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any Committed Lender’s commitments hereunder; provided that your obligations under this Commitment Letter, other than those related to confidentiality, shall automatically terminate and be superseded by the ABL Facility Documentation upon the effectiveness of the Amendment, and you shall be automatically released from all liability in connection therewith at such time.

We hereby notify you that pursuant to the requirements of the U.S. PATRIOT Improvement and Reauthorization Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time, the “PATRIOT Act”), the Committed Lenders are required to obtain, verify and record information that identifies the each Loan Party, which information includes the name, address, tax identification number and other information regarding each Loan Party that will allow the Committed Lenders to identify such Loan Party in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Committed Lenders.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 6:00 p.m., New York City time, on May 31, 2013.  The several commitments of each of the Committed Lenders hereunder and agreements contained herein will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.  You shall have the right to terminate this Commitment Letter and the commitments of any Committed Lender hereunder with respect to the ABL Facility at any time upon written notice to such Committed Lender and GE Capital from you, subject to your surviving obligations as set forth in the third to last paragraph of this Commitment Letter and to any applicable provisions of the respective Fee Letter.  Notwithstanding acceptance of this Commitment Letter, the commitments of the Committed Lenders herein will automatically terminate unless the Amendment is executed and delivered and becomes effective on or before October 15, 2013.

[Remainder of this page intentionally left blank]

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The Committed Lenders are pleased to have been given the opportunity to assist you in connection with the Amendment to the ABL Facility.

Very truly yours,

[signature pages follow]

General Electric Capital Corporation

By:	/s/ Steven B. Flowers
Name: Steven B. Flowers
Title: Duly Authorized Signatory

[Signature Page to HD Supply Commitment Letter]

Bank of America, N.A.

By:	/s/ Andrew A. Doherty
Name: Andrew A. Doherty
Title: Senior Vice President

[Signature Page to HD Supply Commitment Letter]

Barclays Bank PLC

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

[Signature Page to HD Supply Commitment Letter]

JPMorgan Chase Bank, N.A.

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Signature Page to HD Supply Commitment Letter]

Wells Fargo Bank, N.A.

By:	/s/ Nima Rassouli
Name: Nima Rassouli
Title: Authorized Signatory

[Signature Page to HD Supply Commitment Letter]

Credit Suisse AG, Cayman Islands Branch

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ Philipp Horat
Name: Philipp Horat
Title: Authorized Signatory

[Signature Page to HD Supply Commitment Letter]

Citigroup Global Markets Inc.

By:	/s/ Michael Smolow
Name: Michael Smolow
Title: Director

[Signature Page to HD Supply Commitment Letter]

Deutsche Bank Trust Company Americas

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

[Signature Page to HD Supply Commitment Letter]

UBS Loan Finance LLC

By:	/s/ Vincent A. Repaci
Name: Vincent A. Repaci
Title: Managing Director

By:	/s/ Kristine M. Shryock
Name: Kristine M. Shryock
Title: Executive Director

[Signature Page to HD Supply Commitment Letter]

Goldman Sachs Bank USA

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

[Signature Page to HD Supply Commitment Letter]

PNC Bank, National Association

By:	/s/ Scott Goldstein
Name: Scott Goldstein
Title: Senior Vice President

[Signature Page to HD Supply Commitment Letter]

SunTrust Bank

By:	/s/ Sandra M. Salazar
Name: Sandra M. Salazar
Title: VP, Portfolio Manager

[Signature Page to HD Supply Commitment Letter]

Accepted and agreed to as of

the date first above written:

HD SUPPLY, INC.

By:	/s/ Ricardo Nunez
Name: Ricardo Nunez
Title: Senior Vice President, General Counsel
and Corporate Secretary

[Signature Page to HD Supply Commitment Letter]

Annex I

HD Supply, Inc.

Backstop Commitments

Lender	Backstop Commitment Amount
General Electric Capital Corporation	$375,000,000.00
Bank of America, N.A.	$162,500,000.00
Barclays Bank PLC	$162,500,000.00
JPMorgan Chase Bank, N.A.	$162,500,000.00
Wells Fargo Bank, N.A.	$162,500,000.00
Credit Suisse AG, Cayman Islands Branch	$100,000,000.00
Citigroup Global Markets Inc.	$75,000,000.00
Deutsche Bank Trust Company Americas	$75,000,000.00
UBS Loan Finance LLC	$75,000,000.00
Goldman Sachs Bank USA	$50,000,000.00
PNC Bank, National Association	$50,000,000.00
SunTrust Bank	$50,000,000.00
Total	$1,500,000,000.00

EXHIBIT A

HD Supply, Inc.
$1,500 million ABL Facility
Form of Amendment to ABL Facility

[Attached]

AMENDMENT NO. 1
TO
ABL CREDIT AGREEMENT

This Amendment No. 1 to ABL Credit Agreement, dated as of [            ], 2013 (this “Amendment”), is entered into by and among HD SUPPLY, INC., a Delaware corporation (“HD Supply” or “Parent Borrower”), the other Borrowers party hereto, the Lenders party hereto, GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as Administrative Agent and U.S. ABL Collateral Agent, and GE CANADA FINANCE HOLDING COMPANY (“GE Canada”), as Canadian Agent and Canadian Collateral Agent.

RECITALS

WHEREAS, the Parent Borrower, the other Borrowers party thereto, the Administrative Agent, the other Agents party thereto and the Lenders are parties to that certain ABL Credit Agreement, dated as of April 12, 2012 (as amended or otherwise modified to date, as amended hereby and as it may be from time to time hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Parent Borrower and the Borrowers have requested that the Administrative Agent and Lenders agree to certain amendments to the Credit Agreement, all as and to the extent, and solely as and to the extent, set forth in this Amendment and subject to the terms and conditions set forth in this Amendment.

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to so amend the Credit Agreement as and to the extent, and solely as and to the extent, and subject to the terms and conditions set forth in this Amendment.

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrowers by the Lenders, the Borrowers, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders hereby agree as follows:

1.                                      Definitions.  Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement (as amended hereby).

2.                                      Amendments.

2.1.                            Each Lender signatory hereto that (a) is a current Lender under the Credit Agreement consents to its U.S. Facility Commitment and/or Canadian Facility Commitment,

upon the effectiveness of this Amendment, being equal to the applicable amount set forth on Schedule A hereto under the heading “New Commitment” and (b) is not a current Lender under the Credit Agreement agrees that it shall, upon the effectiveness of this Amendment, become a Lender under the Credit Agreement having a U.S. Facility Commitment and/or Canadian Facility Commitment equal to the applicable amount set forth on Schedule A hereto under the heading “New Commitment” and shall be bound by all of the terms and conditions of the Credit Agreement and each other Loan Document applicable to the Lenders.  To the extent that the new U.S. Facility Commitment and/or Canadian Facility Commitment of any Lender signatory hereto is not equal to its existing U.S. Facility Commitment and/or Canadian Facility Commitment under the Credit Agreement, such increase or decrease of the applicable Commitment amount shall be effectuated by means of an assignment of Commitments in accordance with the provisions of Section 11.6(g) of the Credit Agreement, without the need for any other documentation to effectuate such assignments.  The Administrative Agent and Canadian Agent shall effectuate such assignments, as applicable, among the current Lenders and new Lenders, including by sending funding notices to the relevant current and new Lenders.  The Lenders party hereto hereby waive the three-Business Day advance notice required pursuant to Section 11.6(g).

2.2.                            Section 1.1 of the Credit Agreement is amended by amending and restating the pricing grid in the definition of “Applicable Margin” in its entirety to read as follows:

Level	Average Excess Availability	ABR	Applicable Margin Adjusted LIBOR	Canadian Prime Rate	BA Rate
I	Greater than $750.0 million	0.50%	1.50%	0.50%	1.50%

II	Less than or equal to $750.0 million but greater than $400.0 million	0.75%	1.75%	0.75%	1.75%

III	Less than or equal to $400.0 million	1.00%	2.00%	1.00%	2.00%

2.3.                            Section 1.1 of the Credit Agreement is amended by amending and restating the pricing grid in the definition of “Commitment Fee Percentage” in its entirety to read as follows:

Level	Average Daily Used Percentage	Commitment Fee Rate
I	Less than 50%	0.375%

II	Greater than or equal to 50%	0.25%

2.4.                            Section 1.1 of the Credit Agreement is amended by amending and restating clause (vii) of the definition of “Eligible Inventory” in its entirety to read as follows:

“(vii)                     that consists of goods which have been returned by the buyer, other than goods that are undamaged or that are resaleable in the normal course of business, and other than any other returned goods which are deemed saleable following an appraisal of such goods, including inventory appraisals conducted from time to time hereunder in accordance with the terms of this Agreement;”.

2.5.                            Section 1.1 of the Credit Agreement is amended by amending the definition of “Eligible Inventory” by deleting the word “or” at the end of clause (xii), by deleting the period (“.”) at the end of clause (xiii) and replacing it with a semicolon (“;”), and by adding a new clause (xiv) as set forth below:

“(xiv)                 that is located on premises owned, leased or rented by a Person that is not a Loan Party  unless the Loan Parties have delivered to the Administrative Agent an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by the Person owning, leasing or renting any such location pursuant to which such Person waives or subordinates any Lien it may have on such Inventory, and agrees to permit the U.S. ABL Collateral Agent or the  Canadian Collateral Agent, as applicable, to enter upon the premises and remove such Inventory or to use the premises for an agreed upon period of time to process, store and/or dispose of such Inventory; provided that Inventory having an aggregate book value less than or equal to 3.0% of the Borrowing Base as then in effect (based on the Borrowing Base Certificate last delivered) shall not be excluded in any event pursuant to this clause (xiv).”

2.6.                            Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Maturity Date” in its entirety to read as follows:

““Maturity Date”:  the earlier of (i) [              ], 2018(1) and (ii) if obligations under the Cash Flow Facility remain outstanding prior

(1) Note: 5 years from the Amendment effective date.

to [          ], 2018, the maturity date (as may be extended and further extended from time to time) of the Cash Flow Facility under the Cash Flow Credit Agreement.”

2.7.                            Section 3.1(a) of the Credit Agreement is amended by deleting the dollar figure “$400.0 million” from clause (ii) of the proviso of the first sentence thereof and replacing it with the dollar figure “$250.0 million”.

3.                                      Representations and Warranties of the Borrowers.  The Borrowers, jointly and severally, hereby represent and warrant to the Administrative Agent and the Lenders, as of the date of this Amendment and as of the effective date of this Amendment, that:

3.1.                            The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate, limited liability company or other constituent document action, and this Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.2.                            Each of the execution, delivery and performance of this Amendment by each Borrower (a) will not violate any Requirement of Law or Contractual Obligation of such Borrower in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

3.3.                            No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or would result from the execution and delivery of this Amendment.  In addition, each Borrower hereby represents, warrants and reaffirms that the Credit Agreement and each of the other Loan Documents remains in full force and effect.

4.                                      Conditions Precedent to Effectiveness.  The effectiveness of the amendments and other agreements set forth in Section 2 hereof are subject in each instance to the satisfaction or waiver of each of the following conditions precedent, each in a manner reasonably satisfactory to the Administrative Agent:

4.1.                            Amendment.  This Amendment shall have been duly executed and delivered by each Borrower, each Agent and each Lender.

4.2.                            No Default.  No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

4.3.                            Reaffirmations by Guarantors.  The U.S. Subsidiary Guarantors and the Canadian Subsidiary Guarantors shall have reaffirmed their obligations under the U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, respectively, in each instance after giving effect to this Amendment, pursuant to written reaffirmations which are reasonably acceptable to the Administrative Agent and Canadian Agent, respectively.

4.4.                            Legal Opinion.  The Administrative Agent shall have received an opinion of counsel to the Borrowers as to enforceability of this Amendment in form and substance reasonably satisfactory to the Administrative Agent.

5.                                      Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1.                            Full Force and Effect.  Except as specifically provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by each Borrower.  The Borrowers hereby confirm that each Loan Document and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents (in each case as such terms are defined in the applicable Loan Document).

5.2.                            No Waiver.  The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not, except as specifically provided herein, be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document or (b) prejudice any right, power or remedy which any Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

5.3.                            Certain Terms.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or “pdf” shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

7.                                      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.                                      Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

HD SUPPLY, INC.

By:
Name:
Title:

HD SUPPLY CANADA INC.

By:
Name:
Title:

HD SUPPLY ELECTRICAL, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:
Name:
Title:

HD SUPPLY UTILITIES, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:
Name:
Title:

HD SUPPLY FACILITIES MAINTENANCE, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:
Name:
Title:

HD SUPPLY CONSTRUCTION SUPPLY, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:
Name:
Title:

HD SUPPLY WATERWORKS, LTD.

By:	HD Supply GP & Management, Inc.,
its general partner

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent and U.S. ABL Collateral Agent

By:
Name:
Title: Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY,
as Canadian Agent and Canadian Collateral Agent

By:
Name:
Title: Duly Authorized Signatory

[ ],
as a Lender

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF COMMITMENTS

U.S. Facility

Lender	Address	New Commitment

Canadian Facility

Lender	Address	New Commitment